LUSORA HEALTHCARE SYSTEMS INC.
(formerly Comtrix Inc.)
3702 South Virginia Street, #G12-401
Reno, NV 89502
Telephone: 778-322-6989

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Symbol: LHCS - OTCBB

News Release

LUSORA ENTERS INTO LETTER OF INTENT

June 28, 2006

Reno Nevada – Lusora Healthcare Systems Inc. (OTCBB:LHCS (the “Company”) (formerly Comtrix Inc.) is pleased to announce that on June 23, 2006, the Company executed a letter of intent with Lusora Inc., relating to the acquisition by the Company of Lusora Inc. The acquisition is scheduled for July 2006.

On behalf of the Board of Directors,

Lusora Healthcare Systems Inc.

Dan Bauer, Director

For more information contact:
Dan Bauer
Tel: 778-322-6986

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements". Those statements include statements regarding the intent, belief or current expectations of the Company, and members of its management as well as the assumptions on which such statements are based. Forward-looking statements in this release include statements that include the Company’s expectation that it will close the transaction with Lusora Corp. in July 2006. It is important to note that actual outcomes and the Company’s actual results may differ materially from the forward looking statements. Factors which could cause results to differ include the Company’s or Lusora Corp.’s dissatisfaction with due diligence and the Company’s inability to come to a final agreement. Furthermore, the transaction may take much longer than expected to complete and Lusora Corp. may have reason to cancel the agreement. For further risk factors see the Company’s Form SB-2 filed with the SEC.